EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (referred to herein as the "Agreement") is made and entered into by and between WILLIAM H. VASS (referred to herein as "Vass"), and PUBLIX SUPER MARKETS, INC., a Florida corporation (referred to herein as "Publix"), with reference to the following facts:

A. Publix and its subsidiaries operate retail supermarkets in Florida, Georgia, South Carolina and Alabama.

B. For the past eighteen (18) years, Publix has employed Vass on terms and conditions, including compensation, satisfactory to both Publix and Vass.

C. Most recently, Vass has served Publix as its Executive Vice President, as a member of its Executive Committee, and as a member of its Board of Directors.

D. Effective January 1, 1999, Vass desires to reduce the number of hours devoted to his employment with Publix and Publix agrees to continue Vass' employment at a reduced number of hours provided that Vass executes this Agreement.

E. As a result of his decision to reduce the number of hours devoted to his employment with Publix, Vass has agreed to execute this Agreement setting forth the terms of his continued employment with Publix and setting forth certain restrictive covenants.

F. Vass agrees that the employment terms and restrictive covenants set forth herein are reasonable in light of his current position with Publix.

     IN CONSIDERATION OF the foregoing facts and of the mutual and reciprocal covenants, agreements and conditions set forth below to be performed and observed by the parties hereto, and of other good and valuable considerations passing between the parties hereto, the receipt and sufficiency of which are hereby acknowledged, Publix hereby continues the employment of Vass, and Vass hereby accepts the continuation of such employment by Publix, upon the terms and conditions set forth below:

     1. PREAMBLES. Each of the parties to this Agreement acknowledges and confirms that the foregoing preambles to this Agreement are true and correct.

     2. TERM. The term of employment under this Agreement shall commence, or shall be deemed to have commenced, on the 1st day of January, 1999, and shall continue unless and until terminated in accordance with any
          of  the  termination   provisions  set  forth  below.

     3. DUTIES AND PERFORMANCE. So long as this Agreement shall continue in effect, Vass shall use his best efforts, skills and abilities to faithfully and satisfactorily perform such duties as are assigned to him by the CEO of Publix. In all events, Vass shall devote five hundred one (501) hours per year to his duties and responsibilities as an employee of Publix. Any additional hours beyond five hundred one
          (501)  hours  shall be at the mutual  discretion  of the  parties.

     4. COMPENSATION. For all services to be performed by Vass as an employee of Publix, Publix agrees to pay and Vass agrees to accept an annual salary of $120,000.00 per year for five hundred one (501) hours of service. Service in excess of five hundred one (501) hours may entitle Vass to additional compensation in an amount mutually agreeable to Vass and Publix. Vass' annual salary shall be payable monthly. In addition, Vass shall be eligible to receive any incentive bonus as may be paid by Publix annually with the decision of whether to pay such incentive bonus and the amount thereof to be in the sole discretion of the Executive Committee of Publix. Such annual salary and any incentive bonus shall be reduced by all payroll deductions required by law. Vass acknowledges that he shall receive no compensation for continuing to serve as a member of the Board of Directors of Publix provided, however, that if Publix makes a decision to compensate members of the Board of Directors of Publix for their service on the Board, then Vass shall be similarly treated as other members of the Board of Directors of Publix.

     5. TERMINATION. The following termination provisions shall be applicable with respect to Vass' employment by Publix under the terms of this
          Agreement:

          (a)  In  the  event  of  Vass'   death,   this   Agreement   shall  be
               automatically terminated, with the date of such termination being the date of Vass' death.

          (b) In the event of Vass' disability, this Agreement shall be automatically terminated, with the date of such termination being the date of Vass' disability. If, at the time Vass suffers a disability, Publix is providing Vass with disability income insurance coverage through a group policy then, for purposes hereof, Vass shall be deemed to have suffered a "disability" if the insurance company that issued the policy applicable to Vass makes a determination that Vass has suffered a total disability under the terms of such policy. On the other hand, if Vass is not, at the time Vass suffers a disability, provided with disability insurance coverage, then, for purposes hereof, Vass shall be deemed to have suffered a "disability" at such time as the Executive Committee of Publix, in its reasonable judgment, shall make a determination, based upon such medical and other evidence as the Executive Committee deems appropriate, that Vass is unable to perform all or substantially all of the duties assigned to Vass under this Agreement by reason of such disability.

          (c) Either Vass or Publix shall have the right, at any time, with or without cause, to terminate this Agreement upon not less than sixty (60) days advance notice to the other of the proposed date of termination.

          In the event of the termination of this Agreement under any of the provisionsof this paragraph, Publix shall only be obligated to pay to Vass (or to Vass' estate in the event of Vass' death or to Vass' guardian in the event of Vass' disability and if a guardian has been duly appointed for Vass) an amount equal to the net compensation earned by Vass up to the actual date of termination, to the extent not theretofore paid, together with any Restrictive Covenant Consideration that may be due and payable pursuant to the provisions of section 6(h).

     6.   RESTRICTIVE COVENANTS.

          (a) DEFINITIONS. As used in this section 6, the following terms shall have the following meanings:

               (i) PERSON. The term "Person" shall mean an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization or any
                    other  entity   whatsoever.

               (ii) COMPETITOR.  The term  "Competitor"  shall  mean any  Person engaged in the retail sale of food products, including supermarkets, specialty food stores, drug stores (e.g., Eckerds, Walgreens and the like) and general merchandise retailers (e.g., Wal-Mart, Kmart, Target and the like).

               (iii)BUSINESS.   The  term  "Business"   shall  mean  the  retail
                    supermarket business as conducted by Publix.

               (iv) RESTRICTED  BUSINESS.  The term "Restricted  Business" shall mean the retail supermarket business, including, but not limited to (i) the business of actively operating retail supermarkets, and (ii) the business of acquiring retail supermarkets or the operators of retail supermarkets.

               (v) RESTRICTED TERRITORY. The term "Restricted Territory" shall mean Florida, Georgia, South Carolina, Alabama, or any other state in the United States where Publix may operate retail supermarkets during the Restrictive Period. Any activity involving efforts to acquire Publix shall be deemed to occur in the Restricted Territory.

               (vi) RESTRICTIVE PERIOD. The term "Restrictive Period" shall mean a period beginning on the Effective Date and ending on the later of (i) the sixth (6th) annual anniversary of the Effective Date or (ii) the first (1st) annual anniversary of a termination of Vass' employment under the terms of this Agreement.

               (vii)CONFIDENTIAL    INFORMATION.    The    term    "Confidential
                    Information" shall mean any and all information with respect to the Business of a secret or confidential nature not generally available to the public including, without limitation, any and all information regarding the financial condition, assets and properties, sales, suppliers, customers, including information that reveals the specific application of management and improvement methodology at Publix, as well as the technology or know-how by which Publix's products, services, applications and methods of operation are developed, manufactured, conducted and operated, and the means and methods of marketing such products, services, applications and methods of operations; provided, however, the term "Confidential Information" shall not include any of the following information: (i) information which, on the date of the execution of this Agreement, is otherwise a part of the public domain or (ii) information which, at any time after the date of the execution of this Agreement, becomes a part of the public domain through no fault of Vass, but only after said later date.

               (viii) TRADE SECRETS. The term "Trade Secrets" shall mean such of the Confidential Information as shall constitute "trade secrets", as that term is defined in Section 688.002(4), Florida Statutes, as amended.

               (ix) CUSTOMER  RELATIONSHIPS.  The term "Customer  Relationships"
                    shall mean the relationships between the Business and customers of the Business developed and established over the years by Publix.

               (x) CUSTOMER GOODWILL. The term "Customer Goodwill" means the goodwill of the customers of the Business developed and established over the years that Publix has operated the Business.

               (xi) EFFECTIVE DATE. The term "Effective Date" shall mean January
                    1, 1999.

          (b) COVENANTS BY VASS. Vass covenants and agrees with Publix as follows (collectively referred to herein as the "Restrictive Covenants"):

               (i) During the entire Restrictive Period, Vass (except on behalf of Publix) shall not, either directly or indirectly, in any capacity whatsoever (including, without limitation, as a sole proprietor, general partner, limited partner, member of a limited liability company, joint venturer, shareholder (other than as a shareholder of a corporation listed on a public stock exchange), consultant, principal, agent, independent contractor, employee, officer, director, lender, or otherwise), become associated with a Competitor with operations in the Restricted Territory or engage in the Restricted Business within the Restricted Territory, or any part thereof.

               (ii) During the entire Restrictive  Period, Vass shall not become involved in the teaching of any class, course, seminar or the like, which is for the primary benefit of employees, agents, contractors, officers or directors of a Competitor.

               (iii)During  the  entire  Restrictive  Period,  Vass  (except  as otherwise authorized in writing by Publix) shall not divulge, disclose, reveal or communicate any of the Trade Secrets to any Person or any of the other Confidential Information to any Competitor; provided, that the restriction prohibiting the disclosure of Confidential Information to a Competitor shall not apply to a work of fiction sold to the general public. Furthermore, during the entire Restrictive Period, Vass shall not use, or attempt to use, within the Restricted Territory, any of the Trade Secrets (except as otherwise authorized in writing by Publix or except as required or allowed by law or civil process and procedure).

               (iv) Any  activity of Vass which does not  violate  either of the above covenants when such activity is initiated, but subsequently violates either of the above covenants as a result of a change of circumstances shall not be deemed a violation of this Agreement until such change of circumstances makes such an activity a violation of this Agreement.

          (c) RIGHTS AND REMEDIES OF PUBLIX. Vass expressly acknowledges and confirms that any breach of any of the Restrictive Covenants by Vass shall be presumed to result in irreparable and continuing injury to Publix. Therefore, in the event of any breach by Vass of any of the Restrictive Covenants and after Publix has given Vass written notice of such breach and a ten (10) day opportunity to cure such breach, Vass acknowledges and confirms that Publix, in Publix's absolute and uncontrolled discretion, shall be entitled (without limiting any other available remedy, whether conferred by statute, common law or otherwise), by an appropriate action instituted in any Court of competent jurisdiction, to specific performance or injunctive relief, both temporary and permanent, without proof of actual monetary damages and without further proof of irreparable injury (referred to herein as the AEquitable Relief"). Furthermore, Vass acknowledges and confirms that if, in any such lawsuit instituted by Publix, Equitable Relief shall not be available to Publix for any reason whatsoever or the Court having jurisdiction of such lawsuit shall refuse to grant Equitable Relief for any reason whatsoever, then Publix shall be entitled to recover from Vass money damages, subject to the limitations of section 8(h) below.

          (d) LEGITIMATE BUSINESS INTERESTS. Vass acknowledges and confirms to Publix that Publix has, and will continue to have, "legitimate business interests" (as such term is used in Section 542.335, Florida Statutes, as amended) which justify and support the Restrictive Covenants in the form of, and by reason of:

               (i)  The Trade Secrets;

               (ii) The Confidential Information other than Trade Secrets;

               (iii) The Customer Relationships; and

               (iv) The Customer Goodwill.

          (e) ADDITIONAL CONFIRMATIONS BY VASS. Vass further acknowledges and confirms to Publix that: (a) the Restrictive Covenants are reasonable limitations necessary to protect the value of the Business; (b) the Restrictive Covenants are reasonably limited with respect to the activities prohibited, the duration thereof, the geographical area thereof and the scope thereof; (c) the Restrictive Covenants do not unduly oppress or restrict the business future or the earning capacity of Vass; and (d) the purpose and the effect of the Restrictive Covenants are solely to protect Publix for a limited period of time.

          (f) RULES OF CONSTRUCTION. If any of the Restrictive Covenants, or any provision thereof, shall ever be determined by a Court of competent jurisdiction to be invalid, illegal or incapable of being enforced for any reason, then any such Restrictive Covenant, or any such provision thereof, shall be modified in such manner, including, without limitation, a reduction in the applicable time period or a reduction in the applicable geographical area, as shall be required in order to render such Restrictive Covenant, or such provision thereof, not invalid, illegal or incapable of being enforced. Furthermore, Vass acknowledges and confirms that the Restrictive Period (as defined above) shall be extended by any period of time during which Vass shall be in violation of any of the Restrictive Covenants.

          (g) TERMINATION OF THE RESTRICTIVE COVENANTS. The parties acknowledge and agree that the Restrictive Covenants set forth herein can be terminated upon the mutual written consent of both Publix and Vass.

          (h) RESTRICTIVE COVENANT CONSIDERATION. In addition to the compensation provided for in section 4 above, and in consideration of the Restrictive Covenants, upon a termination of Vass' employment under this Agreement pursuant to sections 5(b) and 5(c) above, Publix shall pay to Vass restrictive covenant consideration (the "Restrictive Covenant Consideration") in an amount calculated as follows:

                    The initial amount of the Restrictive Covenant Consideration as of January 1, 1999 and through March 1, 1999, shall be $775,000.00. Commencing April 1, 1999, the amount of the Restrictive Covenant Consideration shall increase monthly with such increase to be effective on the first day of each and every month, to reflect the increase, if any, that occurred during the previous month in the Consumer Price Index for Urban Wage Earners and Clerical Workers ("CPI-W"),
                    U. S. City Average (1984 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor (the "Price Index"). The increase in the Restrictive Covenant Consideration shall be calculated by comparing a "Comparison Index" with a "Base Index" on the first day of each and every month (an "Adjustment Date") commencing on April 1, 1999. The "Base Index" shall be the Price Index for the month of January, 1999. The "Comparison Index" shall be the Price Index for the month occurring two months prior to the applicable Adjustment Date. Accordingly, the Restrictive Covenant Consideration during any month commencing on April 1, 1999 shall be equal to the product of $775,000.00 multiplied by a fraction, the numerator of which is the Comparison Index and the denominator of which is the Base Index; provided, however, that the Restrictive Covenant Consideration shall never be less than $775,000.00.

                    If for any reason the Price Index ceases to be published, Publix and Vass shall use such equivalent Consumer Price Index as is then published by any successor governmental or such non-governmental agency as may then be publishing a reasonably equivalent Consumer Price Index. In either case, such Consumer Price Index shall be adjusted to the Price Index. If the basis upon which the Price Index is computed changes prior to any Adjustment Date, then a proper adjustment shall be made so that the results obtained are as nearly equivalent as possible to those which would have been obtained had such basis not changed. Notwithstanding anything contrary which may be contained herein, in no event shall the Restrictive Covenant Consideration be increased by more than .66% per month.

               The foregoing amount shall be paid in a lump sum upon any applicable termination, less any deductions required by law.

     7. NOTICES. Any notice, request, demand, consent, approval, instruction or other communication required or permitted under this Agreement (collectively a "notice") shall be in writing and shall be sufficiently given if delivered in person, sent by telex or telecopier, sent by a reputable overnight courier service or sent by registered or certified mail, postage prepaid, as follows:

               If to Vass:                         William H. Vass
                                                   904 Fairlington Drive
                                                   Lakeland, FL 33813

              If to Publix:                        Publix Super Markets, Inc.
                                                   Post Office Box 407
                                                   Lakeland, FL 33802-0407
                                                   Attention:  Tina P. Johnson,
                                                   Senior Vice President

              With copy to:                        John A. Attaway, Jr., Esquire
                                                   Corporate Counsel
                                                   Publix Super Markets, Inc.
                                                   Post Office Box 407
                                                   Lakeland, FL 33802-0407

               Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or by such party's agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be presumed to have been duly given to the party to whom it is addressed at the close of business, local time of the recipient, on the fifth day after the date it is so placed in the mail. Any notice which is telexed or telecopied in the manner provided herein shall be presumed to have been duly given to the party to whom it is directed upon confirmation of such telex or telecopy. Any notice which is sent by a reputable overnight courier service in the manner provided herein shall be presumed to have been duly given to the party to which it is addressed at the close of business on the next day after the day it is deposited with such courier service.

               Any person wishing to change the person or address to whom notices are to be given may do so by complying with the foregoing notice provisions.

     8.   GENERAL PROVISIONS.

          (a) This Agreement embodies the entire agreement and understanding among the parties with respect to the subject matter hereof, expressly superseding all prior agreements and understandings, whether oral or written.

          (b) No change, modification or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless reduced to writing and signed by or on behalf of all of the parties to this Agreement or their successors.

          (c) Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and all of which, together, shall constitute one and the same instrument.

          (d) Whenever used in this Agreement, the singular number shall include the plural, the plural number shall include the singular, and the use of any gender shall include all genders where the context so permits.

          (e)  Section and paragraph  titles are used solely for  convenience in
               this  Agreement  and  shall  not  be  used  in   interpreting  or
               construing any provision of this Agreement.

          (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

          (g) The waiver by any party to this Agreement of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any future breach of the provision so waived.

          (h) In the event any litigation shall be instituted for the purpose of enforcing any of Publix's rights and remedies by reason of any breach of any of the Restrictive Covenants by Vass, the prevailing party or parties, as determined by the Court having jurisdiction thereof, shall be entitled to recover from the non-prevailing party or parties, in addition to all other relief, an amount equal to all costs and expenses incurred in connection with such litigation, including, without limitation, reasonable fees of attorneys, accountants and other experts at the pretrial level, the trial level and in connection with all appellate proceedings. However, if Vass is not the prevailing party, such recovery shall not exceed the amount of the Restrictive Covenant Consideration paid to Vass pursuant to section 6(h). Neither party can litigate any matter under this Agreement after the expiration of the first annual anniversary of the end of the Restrictive Period.

          (i) Vass and Publix each severally acknowledges and confirm that the proper, exclusive and convenient venue for any legal proceeding instituted in connection with this Agreement, and with respect to any rights and liabilities hereunder, shall be in Polk County, Florida, and Vass and Publix each waive any defense, whether asserted by motion, pleading or otherwise, that Polk County, Florida, is an improper or inconvenient venue, and each hereby consent to the personal jurisdiction of any Court of competent jurisdiction located in Polk County, Florida.

          IN WITNESS WHEREOF, Vass has executed this Agreement this 28th day of August, 1998.

Signed in the presence of the following two witnesses:

/s/Susan R. Ward                                            /s/ William H. Vass
-------------------------                                   -------------------
(WITNESS SIGNATURE)                                         William H. Vass
PRINT NAME: Susan R. Ward

/s/Blinda W. Payne
(WITNESS SIGNATURE)
PRINT NAME: Blinda W. Payne

          IN WITNESS WHEREOF, Publix has caused this Agreement to be executed by its undersigned officer duly authorized this 28th day of August, 1998.

Signed in the presence of the               PUBLIX SUPER MARKETS, INC.
following two witnesses:

/s/Tina P. Johnson                          By:/s/Howard M. Jenkins
------------------                             -------------------------
(WITNESS SIGNATURE)                            NAME: Howard M. Jenkins
PRINT NAME: Tina P. Johnson                    TITLE: Chief Executive Officer

/s/Sheri L. Dusse
-------------------
(WITNESS SIGNATURE)
PRINT NAME: Sheri L. Dusse